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                                                                    EXHIBIT 24.1

                              POWER OF ATTORNEY FOR
                            OFFICERS AND DIRECTORS OF
                                HEALTHSTAR CORP.

         Pursuant to the requirements of the Securities Act of 1933, the undersigned officers and/or directors of HealthStar Corp., a Delaware corporation (the "Company"), hereby appoint Denise E. Nedza as attorney-in-fact with full power of substitution and resubstitution to sign for the undersigned and in the name of the undersigned in any and all capacities with respect to the registration on Form S-8 of 1,000,000 shares of the Company's Common Stock under the HealthStar Corp. 1998 Stock Option Plan and the HealthStar Corp. Employee
Stock Purchase Plan (the "Registration Statement") with the Securities and
Exchange Commission ("SEC"), and to sign any and all amendments (including post-effective amendments) thereto and any and all applications or other documents to be filed with the SEC pertaining to the Registration Statement, and to grant unto the attorney-in-fact and agent the full power and authority to do and perform each and every act and thing required to be done, as fully to all intents and purposes as the undersigned could do if personally present. The undersigned hereby ratifies and confirms all that the attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof.

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

Signatures                                  Title                                       Date
----------                                  -----                                       ----

/s/ Stephen J. Carder                       President, Chief Executive Officer          February 11, 1999
---------------------------------           and Director (Principal Executive
Steven J. Carder                            Officer)



/s/ Gerald E. Finnell                       Chairman of the Board                       February 11, 1999
---------------------------------           of Directors
Gerald E. Finnell


/s/ Gary L. Nielson                         Director                                    February 11, 1999
---------------------------------
Gary L. Nielson


/s/ Jon M. Donnell                          Director                                    February 11, 1999
---------------------------------
Jon M. Donnell


/s/ Thomas S. O'Brien                       Director                                    February 11, 1999
---------------------------------
Thomas S. O'Brien